Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 dated August 15, 2012 of Ceragon Networks Ltd, of our report dated August 10, 2012, relating to the financial statements of Ceragon Networks AS (formerly Nera Networks AS), which appears in the Current Report on Form 6-K of Ceragon Networks Ltd dated August 15, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement

/s/ PricewaterhouseCoopers AS
Oslo, Norway
August 15, 2012